Exhibit 10.48

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED
AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

Restricted Shares: ordinary shares (“Restricted Shares”)	Name:

Par Value: US$0.001 (the “Par Value”)

Purchase Price: US$0.001 per each Restricted Share (the “Purchase Price”)

Purchase Amount: US$

Date of Subscription: [•] (“Date of Subscription”)

1.             You have subscribed for the Restricted Shares indicated above of China Mobile Games and Entertainment Group Limited (the “Company”) pursuant to a Subscription Agreement dated the Date of Subscription between you and the Company (the “Subscription Agreement).  You agree that the Restricted Shares have the terms provided in this Amended and Restated Subscription Agreement (this “Agreement”) and the terms herein are effective retroactively from the Date of Subscription.

2.             25% of the Restricted Shares shall vest, and no longer be subject to the restrictions set forth in this Agreement, upon each of:

•                  the consummation of the listing (the “Listing”) of the securities of the Company on an internationally recognized stock exchange (the “Listing Date”);

•                  first anniversary of the Listing Date;

•                  second anniversary of the Listing Date; and

•                  third anniversary of the Listing Date.

If the Listing is not consummated by December 31, 2014, the Company will repurchase all of the Restricted Shares.

3.             Although the Restricted Shares are equivalent to the ordinary shares of the Company, which are entitled to the rights to vote and receive dividends, you will not be entitled to such rights until the Restricted Shares are vested and the restriction on transferability is removed.

4.             If your services are terminated without Cause (as defined in Section 7 below), unless otherwise agreed by you and the Company, your unvested Restricted Shares shall be subject to repurchase by the Company upon such termination and your right to vest in the remaining unvested Restricted Shares, if any, will terminate effective as of the end of any notice period as required under your employment agreement or director agreement with the Company or the termination of your employment or directorship, whichever is earlier.

5.                                       Your unvested Restricted Shares shall become 100% vested if a Change in Control event occurs before your services with the Company are terminated. For the purpose of this Agreement, “Change in Control” means: (i) an amalgamation, arrangement, consolidation or scheme of arrangements (A) in which the Company or its parent is not the surviving entity, except for any such transaction the principal purpose of which is to change the jurisdiction in which the Company or the parent is incorporated, or (B) following which the holders of the voting power of the Company or the parent, as applicable, do not continue to hold more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity in substantially the same proportions; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or its subsidiaries, (iii) the completion of a voluntary or insolvent liquidation, dissolution or winding up of the Company, (iv) the direct or indirect acquisition (through one or a series of acquisitions) by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Securities Act”)) of securities possessing at least fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, unless such acquisition (or a series of acquisitions) is approved by the Company’s board of directors (the “Board”).

6.                                       In the event that your termination of service as an employee or director of the Company is by reason of death or disability, then any unvested Restricted Shares shall immediately vest and will no longer be subject to the restrictions of and repurchase under this Agreement.

7.                                       Until vested, the Restricted Shares shall be subject to repurchase in the event of your termination of service for Cause and your right to vest in the remaining unvested Restricted Shares, if any, will terminate effective as of the end of any notice period as required under your employment agreement or director agreement with the Company or the termination of your employment or directorship, whichever is earlier. As used herein, “Cause” shall mean that you have:  (i) performed an act or failure to perform any act in bad faith and to the detriment of the Company; (ii) engaged in dishonesty, intentional misconduct or material breach of any agreement with the Company; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

8.                                       In the event that any of the Restricted Shares are subject to repurchase as provided by this Agreement, the Company shall deliver to you within thirty (30) days of the event giving rise to such repurchase an amount equal to the Purchase Price times the Restricted Shares being repurchased, and, to the extent you hold such Restricted Shares, you agree to transfer to the Company all such repurchased Restricted Shares.

9.                                       Until vested, the Restricted Shares and all rights or interests therein shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than (x) by will or applicable laws of descent and distribution to your spouse, lineal descendant or antecedent, father, mother or sibling(s), (y) for estate planning purposes to a trust or any other entity in which you and such persons described in clause (x)

above hold a substantial beneficial interest or as to which you serve as trustee or in a similar capacity, or (z) pursuant to a domestic relations order, and shall not be subject to execution, attachment, or similar process.

10.                                 The Company shall cause the Restricted Shares to be evidenced either (i) in book entry form promptly upon delivery of the par value per each Restricted Share, or (ii) by a certificate or certificates representing the Restricted Shares and registered in your name.  If a certificate is issued, it shall contain the appropriate legend affixed by the Company and be delivered to and held in custody by the Company until the applicable restrictions lapse at the times specified above, or such Restricted Shares are repurchased.  If a certificate is issued, then following the vesting of any of your Restricted Shares, the Company will deliver to you a new certificate evidencing such Restricted Shares.  If your Restricted Shares are held in book form, the Company will cause any restrictions noted on the book form to be removed.

11.                                 You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12.                                 The Company shall not be required (i) to transfer on its books any shares that have been sold or otherwise transferred in violation of any of provisions hereof or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

13.                                 The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy all applicable taxes (including your obligations) required by law to be withheld with respect to any taxable event arising from this award of Restricted Shares. You may satisfy your tax obligation, in whole or in part, by either:  (i) paying cash, (ii) having the Company, or the applicable parent or subsidiary, withhold otherwise deliverable shares having a fair market value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already owned and unencumbered Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such shares will not result in any adverse accounting consequences, as the Board determines in its sole discretion, or (iv) selling a sufficient number of shares otherwise deliverable to you through such means as the Board may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

14.                                 Representations and Warranties. As of the Date of Subscription, you made the following representations and warranties to the Company:

(a)                                  You acknowledge that you have received, read and analyzed, are familiar with and have retained copies of this Agreement and a copy of Rule 902(k) of Regulation S of the Securities Act. Information regarding the Company’s current status and financial condition is available from the Company’s books and records and discussions with the Company’s officers. You understand that all books, records and documents of the Company relating to this investment have been and remain available for inspection by you upon reasonable notice. You confirm that all documents requested by you have been made available, and that you have been supplied with all of the additional information concerning this investment that has been requested.

(b)                                 You are not a U.S. Person. The term “U.S. Person” (as defined in Regulation S) means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the law of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act, unless organized or incorporated and owned entirely by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(c)                                  You have not engaged, nor are you aware that any party has engaged, and each non-U.S. Person will not engage or cause any third party to engage in any direct selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(d)                                 You (i) are domiciled outside the United States; and (ii) certify you are not a U.S. Person and are not acquiring the securities for the account or benefit of any U.S. Person; and (iii) at the time of the Closing Date, the non-U.S. Person or persons acting on non-U.S. Person’s behalf in connection therewith will be located outside the United States.

(e)                                  At the time of offering to you and communication of such non-U.S. Person’s subscription to purchase the Shares and at the time of your execution of this Agreement, the non-U.S. Person or persons acting on such non-U.S. Person’s behalf in connection therewith were located outside the United States.

(f)                                    You are not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(g)                                 You further covenant that you will not make any sale, transfer or other disposition of the Shares in violation of the Securities Act or, the Securities and Exchange Act of 1934.

(h)                                 You covenant that you will sell, transfer or otherwise dispose of the Shares only in a manner consistent with such non-U.S. Person’s representations and covenants set forth in this Agreement. In connection therewith, such non-U.S. Person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Agreement and shall transfer such Shares on the books of the Company only to the extent not inconsistent therewith.

15.                                 Confidentiality.  You acknowledge that the information contained in this Agreement and/or any information which you receive orally or in writing from officers of the Company is generally confidential and nonpublic and agrees that all such information shall be kept in confidence by you.

16.                                 General Provisions.

(a)                                  Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with a national postal service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company.

(b)                                 Severability.  The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

(c)                                  Entire Agreement.  The Subscription Agreement is incorporated herein by reference.  The Subscription Agreement and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

(d)                                 Amendment.  No amendment or alteration of this Agreement shall materially and/or adversely impair your rights, unless mutually agreed otherwise between you and the Board, which agreement must be in writing and signed by you and the Company.

(e)                                  Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(f)                                    Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflict of Laws thereunder.

(g)                                 Dispute Resolution. Any dispute arising out of, in connection with or relating to, this Agreement shall be resolved through arbitration pursuant to this Section 15. The arbitration shall be conducted in Shanghai under the auspices of the China International Economic and Trade Arbitration Commission Shanghai (the “CIETAC”) in accordance with the CIETAC Arbitration Rules in effect at the time of the arbitration.  There shall be one arbitrator.  The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.

IN WITNESS WHEREOF, the parties hereto have caused himself/its duly authorized representative to execute this Agreement on the date set forth below.

Date: , 2012

CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

Name:
Title:

[•]

Name:
Title: